UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53164 26-1375322

(Commission File Number) (IRS Employer Identification No.)

7065 W. Ann Road, #130-110, Las Vegas, Nevada 89130

(Address of Principal Executive Offices) (Zip Code)

(877) 871-4552

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers

On November 29, 2011, the Board of Directors of Your Event, Inc., (the “Company” or the “Registrant”) appointed seven new directors. Prior to this appointment, the Board consisted of one member. The By-laws of the Company allow the appointment of up to nine (9) directors.

The new Board Members are Japanese residents, who include: Mr. Gaku Uehara, Mr. Tetsuya Imamura, Mr. Tomohiro Kitamura, Mr. Takahiro Noda, Mr. Masaya Konishi, Mr. Mitsuhiro Matsumoto, and Mr. Kimitaka Saito. Each of Mr. Uehara, Mr. Imamura, Mr. Kitamura, Mr. Noda, Mr. Konishi, Mr. Matsumoto and Mr. Saito accepted the nomination to the Board. The new directors will serve on the Board of Directors until such time as their successors shall be elected and shall qualify or until the earlier of their death, resignation or removal in the manner provided for in the By-laws of the Company.

The new Board Members were appointed to the Board based on the change of control previously reported in the Current Report on Form 8-K originally dated June 10, 2011, whereby Infinity Holdings, Inc., a Japanese company, purchased 59.54% of the 11,000,000 issued and outstanding shares of capital stock of the Company.

No agreements exist among present or former controlling stockholders or directors of the Registrant with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Gaku Uehara	44	Director
Tetsuya Imamura	38	Director
Tomohiro Kitamura	36	Director
Takahiro Noda	34	Director
Masaya Konishi	29	Director
Mitsuhiro Matsumoto	33	Director
Kimitaka Saito	36	Director
Marilyn Montgomery	61	President, Chief Executive Officer
		Financial Officer, Secretary and Director

Biographies of New Directors

Mr. Gaku Uehara

Mr. Uehara, has served as President of MandW Inc., a Japanese Company, since June 2009 and Next, Inc. since April 1994. Mr. Uehara has been a director of Infinity Holdings, Inc. since November 2009.

Mr. Tetsuya Imamura

Mr. Imamura, has served as President of Infinity Holdings, Inc., a Japanese Company since November 2009, PLAISIR, Inc. since October 2010, WAVE, Inc. since December 2009, Progress, Inc. since July 2009, With Consulting Inc. since November 2007, FCPB HOLDINGS Inc. since April 2001 and FACE Corporation since April 1999. He is a current director of MandW Inc. (since February 2010), SPEED AGENCY CO., Ltd. (since February 2010), and Concent Co., Ltd. (since January 2010).

Mr. Tomohiro Kitamura

Mr. Kitamura, has served as President of SPEED AGENCY Ltd., a Japanese Company since July 2010, WAVE, Inc. since December 2009, Total Asset Management Inc. since February 2009 and RELATION Ltd. since February 2006. He is also Vice President of Infinity Holdings, Inc. and has been with the company since November 2009.  Since June 2007, he has served as director of With Consulting Inc.

Mr. Takahiro Noda

Mr. Noda, has been a director of Infinity Holdings, Inc., a Japanese Company since November 2009. He is current President of CONCENT Co., Ltd. and has been with the company since August 2003. Mr. Noda was an IT engineer with Active agent Corporation from April 2000 and July 2002 and worked in sales with Navi Connection Inc. between April l997 and March 2000.

Mr. Masaya Konishi

Mr. Konishi, is President of STEWARD Asset Management Inc., and has been with the company since July 2009. Between April 2007 and March 2009, he was President of STEWARD Entertainment Inc.. Mr. Konishi was also President of STEWARD Inc. and was with the company between April 2005 and March 2009. Since November 2008, Mr. Konishi has been a director of Infinity Holdings, Inc. and was a director of STEWARD Asset Management Inc. between April 2007 and July 2009.

Mr. Mitsuhiro Matsumoto

Mr. Matsumoto, has served as director of Infinity Holdings, Inc., since December 2010 and With Asset Management Inc. since December 2009.  Between May 2002 and February 2005, he served as President of TOUCH UP Co., Ltd.

Mr. Kimitaka Saito

Mr. Saito, 36, has served as an auditor for many Japanese companies, including Renren Games Japan, Inc., Infinity Holdings, Inc. and EXSOL Ltd. He is President of TLA Consulting Inc. and has been with the company since August 2010. In July 2003, he established the "Saito Kimitaka Certified Tax Accountant Office" and was a tax accountant with Toyama Katsuo Certified Tax Accountant Office between April 2000 and April 2004. Between December 2009 and September 2010, Mr. Saito was a director of With Asset Management Inc.

Compensation of Directors

No director receives any fee, salary or commission for service as a director at this time. Until such time as the Company can generate sufficient revenues, no such arrangement is contemplated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: Nov. 29, 2011	/s/ Marilyn Montgomery
Name: Marilyn Montgomery
Title: President and Director (Principal Executive, Financial, and Accounting Officer